Exhibit 3.23

CERTIFICATE OF INCORPORATION
OF
INTERDYNAMICS, INC.
Under Section 402 of the Business Corporation Law
The undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, do hereby certify:
FIRST: The name of this corporation is INTERDYNAMICS, INC.
SECOND: The purposes for which this corporation is formed are as follows:
1. To engage in the business of manufacturing, designing, creating, engineering, compounding, developing, formulating, inventing, patenting, owning, acquiring, producing, processing, constructing, storing, applying, assembling, adapting, conducting, operating, using, preparing for market, exhibiting, distributing, installing, buying, selling, disposing, leasing, renting, mortgaging, exploiting, licensing, exchanging, reconstructing, repairing, importing, exporting, and generally dealing in and with electronic, and automotive equipment of every kind, nature, and description, and related lines pertaining to electronic and automotive supplies, materials, machines, and apparatus employed in or related to the manufacture of such wares.
2. To engage in the business of manufacturing of automotive equipment, electronic equipment, and all kinds of equipment manufactured for automobiles, vehicles of all types and general consumer goods.
To buy and sell, at wholesale or retail, import, export, manufacture, repair, prepare, use, and deal in,

all electronic and automotive materials.
To apply for, purchase, register, lease, secure licenses for, or otherwise acquire, hold, own, use, operate, sell, grant licenses for, assign, or otherwise dispose of trade marks, trade names, patent rights, inventions, improvements, processes, and other similar rights.
3. To engage in any mercantile or trading business of any kind or character whatever, within or without the State of New York, buy and sell, as broker or agent or on its own account, at wholesale and retail, import and export, acquire, own, exchange, barter, transfer, contract, lease, encumber, prepare for market, package, distribute, ship, install, service, repair, alter, conduct, operate, and more particularly but without limiting the generality of the foregoing, to carry on in all its branches and to generally deal in consumer and commercial goods, automotive and electronic equipment, for new and used vehicles.
4. To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures or other obligations from time to time, for the purchase of property, or for any purpose relating to the business of the company, and if deemed proper, to secure the payment of any such obligations by mortgage, pledge, guarantee, deed of trust or otherwise.
5. To lend its uninvested funds from time to time to such extent, on such terms and on such security, if any, as the Board of Directors of the corporation may determine.
6. In furtherance of its corporate business and subject to the limitations prescribed by statute, to be a promoter, partner, member, associate or manager of other business enterprises or ventures, or to the extent permitted in any other jurisdiction to be an incorporator of other corporations of any type or kind and to organize, or in any way participate in the organization, reorganization, merger or liquidation of any corporation, association or venture and the management thereof.
7. To conduct its business in all or any of its branches, so far as permitted by law, in the State of New York and in all other states of the United States of America, in territories and the District of Columbia and in any or all dependencies or possessions of the United States of America, and in foreign countries; and to hold, possess, purchase, lease, mortgage and convey real and personal property and to maintain offices and agencies either within or outside the State of New York.
8. To carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor or otherwise, either along or in conjunction with any persons, firms, associations, corporations or others in any part of the world; and in carrying on its business and for the purposes, of attaining or furthering any of its purposes, to make and perform contracts of any kind and description, and to do anything and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes herein enumerated.
9. To acquire by lease, purchase, contract, concession or otherwise, and to own, develop, explore, improve, operate, lease, enjoy, control, manage or otherwise and to mortgage, grant, sell, exchange, convey or otherwise dispose of any and all real estate, lands, option, concessions, grants, land patents, franchises, interests and property of every description and nature whatsoever which the corporation may deem wise and proper in connection with the conduct of any business enumerated in these articles of incorporation.
10. The foregoing clauses are to be constructed

both as objects and powers, the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the powers of this corporation and the corporation shall do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or objects hereinabove enumerated either alone or in association with other corporations, firms or individuals to the same extent and as fully as individuals might or could do as principals, agents, contractors, or otherwise.
11. The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.
THIRD: The office of the corporation is to be located in the City of New York, County of Kings, and State of New York.
FOURTH: The presence in person or by proxy of the holders of two-thirds of all of the shares entitled to vote thereat, shall be necessary to constitute a quorum at a meeting of shareholders for the transaction of any business.
FIFTH: A quorum of the Board of Directors for the transaction of any and all business at any and all meeting at the Board of Directors shall constitute two-thirds of the members of the entire Board of Directors, and a two-thirds vote of the entire Board of Directors shall be necessary for the transaction of any and all business and shall constitute the act of the Board.
SIXTH: The aggregate number of shares which the corporation shall have the authority to issue is two hundred

(200) shares, all of which are to be without par value.
SEVENTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is Building 127, Brooklyn Navy Yard, Brooklyn, New York.
EIGHT: The duration of the said corporation shall be perpetual.
NINTH: The directors of said corporation need not be stockholders.
IN WITNESS WHEREOF, this Certificate has been executed this 24th day of July, 1970.
DIANE KUTNY
333 Broadway, Jericho, New York
BARBARA JILNICKI
333 Broadway, Jericho, New York
ARTHUR STRAUSS
333 Broadway, Jericho, New York
STATE OF NEW YORK)
COUNTY OF NASSAU ) ss.:
On this 24th day of July, 1970, before me personally came DIANE KUTNY, BARBARA JILNICKI and ARTHUR STRAUSS, to me known to be the persons described in and who executed the foregoing Certificate of Incorporation and they thereupon duly acknowledged to me that they executed the same.
STUART L. GASTWIRTH
STUART L. GASTWIRTH
Notary Public, State of New York
No. 30-6470692
Qualified in Nassau County
Certificate Filed in New York County
Commission Expires March 30, 1972

CERTIFICATE OF RESERVATION
#3687
STATE OF NEW YORK
DEPARTMENT OF STATE
USC
I DO HEREBY CERTIFY TO THE
RESERVATION OF NAME
(corporation name)
(date filed)
OF
INTERDYNAMICS, INC.
ON July 8, 1970
TO BE FILMED AS MICROFILM FRAME NUMBER: 845162-1
THE ABOVE CORPORATE NAME HAS BEEN RESERVED FOR A PERIOD OF SIXTY DAYS FROM THE ABOVE DATE FOR THE USE OF
HENRY LERNER, ESQ.
FOR
creation of a domestic corporation
Secretary of State
NAME AND ADDRESS OF FILER
LEVISOHN, NINER & LERNER
535 FIFTH AVENUE NEW YORK, NEW YORK
[X] CHK. [ ] M.O. [ ] CASH $ 10.00
$10.00 CERTIFICATE
TOTAL $10.00 REFUND OF $
TO FOLLOW
CERTIFICATE OF RESERVATION MUST ACCOMPANY CERTIFICATE OF INCORPORATION OR APPLICATION OF AUTHORITY WHEN PRESENTED FOR FILING.
CO 518R (10/69)
6

NOTICE OF ENTRY
notice that the within is a (certified)
in the office of the clerk of the within
19
Dated,
Yours, etc.,
SEMON & GASTWIRTH
Attorneys for
Office and Post Office Address
333 Broadway
JERICHO, N. Y. 11753
To
Attorney(s) for
NOTICE OF SETTLEMENT
Sir, please take notice that an order
of which the within is a true copy will be presented for settlement on the Hon.
one of the judges of the within named court, at
on the day of 19
at M.
Dated,
Yours, etc.,
SEMON & GASTWIRTH
Attorneys for
Office and Post Office Address
333 Broadway
JERICHO, N. Y. 11753
To
Attorney(s) for
Index No.
Year 10
7/8/70 841762-1
7/28
CERTIFICATE OF INCORPORATION
OF
INTERDYNAMICS, INC.
SEMON & GASTWIRTH
Attorneys for
Office and Post Office Address, Telephone
333 Broadway
JERICHO, N. Y. 11753
(516) 938-6655
To
Attorney(s) for
Service of a copy of the within
is hereby admitted.
Dated,
Attorney(s) for
3000 EXCELSIOR-LEGAL STATIONERY CO., INC. 62 WHITE ST., N. Y.
848610-7
State of New York department of state file Jul 27 1970
Tax # 10
Filing fee $ 50
Secretary of State
By

SEMON, & BRAVERMAN XL2
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION OF
INTERDYNAMICS, INC.
UNDER SECTION 805 of the BUSINESS CORPORATION LAW
The undersigned, being the President and Treasurer of
INTERDYNAMICS, INC., do hereby certify and set forth:
1. The name of the corporation is INTERDYNAMICS, INC.
The name under which the corporation was formed is INTERDYNAMICS, INC.
2. The certificate of incorporation of INTERDYNAMICS, INC. was filed by the Department of State on July 27, 1970.
3. Paragraph Seventh of the Certificate of Incorporation of INTERDYNAMICS, INC. designates Building 127, Brooklyn Navy Yard, Brooklyn, New York as the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon him.
4. Paragraph Seventh of the Certificate of Incorporation is hereby amended as follows:
1) INTERDYNAMICS, INC. designates the offices of SEMON & BRAVERMAN, 333 Broadway, Jericho, New York 11753, as the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon him.
5. The manner in which this amendment to the Certificate of Incorporation of INTERDYNAMICS, INC. was authorized was by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on June 1, 1976.
Joseph Trachtenberg, President
Ira Trachtenberg, Treasurer-Secty.

STATE OF NEW YORK)
COUNTY OF NASSAU ) ss.:

JOSEPH TRACHTENBERG, being duly sworn, deposes and says that deponent is the President of INTERDYNAMICS, INC., the corporation named in the within Certificate of Amendment; deponent has read the Certificate of Amendment, knows the contents thereof; and that the same is true to deponent's own knowledge. This verification is made by deponent because INTERDYNAMICS, INC. is a domestic corporation. Deponent is an officer thereof, to wit, its President. The grounds of deponent's belief as to all matters not stated upon deponent's knowledge are as follows: personal knowledge thereof.

Joseph Trachtenberg, Pres.

Sworn to before me this
30th day of June, 1976
EVELYN BARRY
NOTARY PUBLIC, State of New York
No. 30-4512677
Qualified in Nassau County
Commission Expires March 30, 19..

STATE OF NEW YORK)
COUNTY OF NASSAU ) ss.:

IRA TRACHTENBERG, being duly sworn, deposes and says that deponent is the Secty-Treasurer of INTERDYNAMICS, INC., the corporation named in the within Certificate of Amendment; deponent has read the Certificate of Amendment, knows the contents thereof; and that the same is true to deponent's own knowledge. This verification is made by deponent because INTERDYNAMICS, INC. is a domestic corporation. Deponent is an officer thereof, to wit, its Secty-Treasurer. The grounds of deponent's belief as to all matters not stated upon deponent's knowledge are as follows: personal knowledge thereof.

Ira Trachtenberg, Treasurer-Secty.

Sworn to before me this
30th day of June, 1976.
EVELYN BARRY
NOTARY PUBLIC, State of New York
No. 30-4512677
Qualified in Nassau County
Commission Expires March 30, 19..

2

A332791 -3
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
INTERDYNAMICS, INC.
STATE OF NEW, YORK
DEPARTMENT OF STATE
TAX $ None
FILING FEE $30
FILED AUG 2 1976
Secretary of State
By
XL2
SEMON & BRAVERMAN
Counselors at Law 333 BROADWAY
JERICHO, N. Y. 11753
(516) 930-6655
7/27/70
848610-7
3

B674011
XL
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTERDYNAMICS, INC.
Under Section 805 of the Business Corporation Law
The undersigned, being the President and Secretary-Treasurer of INTERDYNAMICS, INC. do hereby certify and set forth:
1. The name of the corporation is INTERDYNAMICS, INC. The name under which the corporation was formed is INTERDYNAMICS, INC.
2. The Certificate of Incorporation of INTERDYNAMICS, INC. was filed by the Department of State on July 27, 1970.
4. Paragraph 4th
of the Certificate of Incorporation is hereby further amended as follows:
The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any prod process against the corporation served upon him is; Semon and Mondschein 100 Crossway Park West, Woodbury NY 11797
5. The manner in which this Amendment of the Certificate of incorporation of INTERDYNAMICS, INC. was authorized first by vote of the board of directors and then by the affirmative vote of the hol holders of the majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of said corporation duly called and held on June 1, 1988.
JOSEPH TRACHTENBERG, President.
IRA TRACHTENBERG, Secretary-Treasurer
STATE OF NEW YORK)
COUNTY OF NASSAU ) ss.:
JOSEPH TRACHTENBERG, being duly sworn, deposes and says that deponent is the President of INTERDYNAMICS, INC., the corporation named in the within Certificate of Amendment; deponent has read the Certificate of Amendment, knows the contents thereof; and that the same is true to deponent’s own knowledge. This verification is made by deponent because INTERDYNAMICS, INC. Is a domestic corporation. Deponent is an officer thereof, to wit, its President. The grounds of deponent’s belief as to all matters not stated upon deponent’s knowledge are as follows: personal knowledge thereof.
JOSEPH TRACHTENBERG, President
Sworn to before me this
day 29th day of July, 1988
Notary Public
BARBARA A. BARRONE
Notary Public, State of New York
No. 4511912
Qualified in New York county
Commission Expires March 31, 1989
STATE OF NEW YORK)
COUNTY OF NASSAU ) ss.:
IRA TRACHTENBERG, being duly sworn, deposes and says that deponent is the Secretary-Treasurer of INTERDYNAMICS, INC., the corporation named in the within Certificate of Amendment; deponent has read the Certificate of Amendment, knows the contents thereof; and that the same is true to deponent’s own knowledge. This verification is made by deponent because INTERDYNAMICS, INC. is a domestic corporation. Deponent is an officer thereof, to wit, its Secretary-Treasurer. The grounds of deponent’s belief as to all matters not stated upon deponent’s knowledge are as follows: personal knowledge thereof.
IRA TRACHTENBERG, Secretary-Treasurer
Sworn to before me this 29th day of July, 1988
Notary Public
BARBARA A. BARRONE
Notary Public, State of New York
No. 4511912
Qualified in New York County
Commission Expires March 31, 1989

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED AUG 15 1988
-3
B674011
FILED
XL
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTERDYNAMICS, INC.
BILLED
SEMON & MONDSHEIN
Counselors at Law
333 BROADWAY
Jericho, N.Y. 11752
Aug 9 12 03 PM ‘88
7/27/70
848610-7

CT-07
F010719000 826
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
INTERDYNAMICS, INC.
Under Section 805 of the Business Corporation Law
The undersigned, being the President and Secretary-Treasurer of INTERDYNAMICS, INC. do hereby certify and set forth:
1. The name of the corporation is INTERDYNAMICS, INC. The name under which the corporation was formed is INTERDYNAMICS, INC.
2. The Certification of Incorporation of INTERDYNAMICS, INC. was filed by the Department of State on July 27,1970.
3. Paragraph Sixth of the Certificate of Incorporation is hereby further amended as follows:
1) The aggregate number of shares which the corporation shall have the authority to issue is changed from two hundred (200) shares, all of which are without par value, to eighteen thousand (18,000) shares, all of which are without par value.
2) To effect such amendment, Paragraph Sixth of the Certificate of Incorporation shall now read as follows: “The aggregate number of shares which the corporation shall have the authority to issue is eighteen thousand (18,000) shares, all of which are without par value.”
4 The manner in which this Certificate of Amendment of the Certificate of Incorporation of INTERDYNAMICS, INC, was authorized was by the joint unanimous written
1

consent of the Board of Directors and the holders of all of the outstanding shares of said corporation dated as of July 27, 2001
JOSEPH TRACHTENBERG, President
IRA TRACHTENBERG, Secretary-Treasurer
STATE OF NEW YORK )
COUNTY OF NASSAU ) ss.:
JOSEPH TRACHTENBERG, being duly sworn, deposes and says that deponent is the President of INTERDYNAMICS, INC., the corporation named in the within Certificate of Amendment; deponent has read the Certificate of Amendment, knows the contents thereof; and the same is true to deponent’s own knowledge. This verification is made by deponent because INTERDYNAMICS, INC. is a domestic corporation. Deponent is an officer thereof, to wit, its President. The grounds of deponent’s belief as to all matters not stated upon deponent’s knowledge are as follows: personal knowledge thereof.
JOSEPH TRACHTENBERG, President
Sworn to before me this 17 day of July,
200
Notary Public
BARBARA A. BARRONE
Notary Public, State of New York
No. 4511912
Qualified Kings, County
Commission Expires December 31, 2001
2

STATE OF NEW YORK )
COUNTY OF NASSAU ) ss.:
IRA TRACHTENBERG, being duly sworn, deposes and says that deponent is the Secretary-Treasurer of INTERDYNAMICS, INC., the corporation named in the within Certificate of Amendment, deponent has read the Certificate of Amendment, knows the contents thereof; and that the same is true to deponent’s own knowledge. This verification is made by deponent because INTERDYNAMICS, INC. is a domestic corporation. Deponent is an officer thereof, to wit, its Secretary-Treasurer. The grounds of deponent’s belief as to all matters not stated upon deponent’s knowledge are as follows; personal knowledge thereof.
IRA TRACHTENBERG, Secretary-Treasurer
Notary Public
Sworn to before me this 7 day of July, 2001
BARBARA A. BARRONE
Notary Public, State of New York
No. 4511912
Qualified Kings County
Commission Expires December 31, 2001
3

010719000 826
CT-07
CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF
INTERDYNAMICS, INC.
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
STATE OF NEW YORK
DEPARTMENT OF STATE
JUL 19 2001
FILED
TAX $ 890
BY:
4
Stroock & Stroock & Laven LLP
180 Maiden Lane
New York, NY 10038
DRAWDOWN
846